10f-3 Transactions Summary*
* Evergreen Compliance Department has
on file a checklist
signed by the portfolio manager and a
compliance manager
stating that the transaction fully
complies with the conditions
of Rule 10f-3 of the Investment Company
Act of 1940.




Fund
Core Bond Fund
Security
Abbott Laboratories
Advisor
TAG
Transaction
 Date
5/11/2006
Cost
$20,000
Offering Purchase

Broker
Morgan Stanley
Underwriting
Syndicate
Members
ABN AMRO Incorporated






Fund
Core Bond Fund
Security
Prologis Trust 5 5/8%   11/15/16
Advisor
TAG
Transaction
 Date
11/7/06
Cost
$13,250,000
Offering Purchase
2.40%
Broker
Banc of America Securities LLC
Underwriting
Syndicate
Members
Citigroup
RBS Greenwich Capital
ABN Amro
Wachovia Securities


Fund
Core Bond Fund
Security
HCA Inc.  9.125%   11/15/14
Advisor
TAG
Transaction
 Date
11/9/06
Cost
$4,750,000
Offering Purchase
0.08%
Broker
Citigroup
Underwriting
Syndicate
Members
Banc of America
JP Morgan
Merrill Lynch & Co.
Wachovia Securities



Fund
Select High Yiled Bond Fund
Security
Avis Budget Car Rental, LLC.
Advisor
EIMCO
Transaction
 Date
4/12/2006
Cost
$2,325,000
Offering Purchase
0.62%
Broker
JP Morgan
Underwriting
Syndicate
Members
JP Morgan
Deutsche Bank Securities
Banc of America Securities LLC
Citigroup
Wachovia Securities



Fund
Select High Yield Bond Fund
Security
Embarq Corp
Advisor
EIMCO
Transaction
 Date
5/12/2006
Cost
$1,000,000
Offering Purchase
0.05%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Security
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers
Wachovia Securities



Fund
Select High Yield Bond Fund
Security
HCA Inc.  9.125%   11/15/14
Advisor
EIMCO
Transaction
 Date
11/10/06
Cost
$1,675,000
Offering Purchase
0.03%
Broker
Citigroup
Underwriting
Syndicate
Members
Security
Banc of America
JP Morgan
Merrill Lynch & Co.
Wachovia Securities